Exhibit 4.43
U.S.
SUBSCRIPTION FOR UNITS

TO:	Spectrum Signal Processing Inc. (the “Corporation”) One Spectrum Court 200 – 2700 Production Way Burnaby, British Columbia V5A 4X1
The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of units of the Corporation (the “Units”) set forth below for the aggregate subscription price set forth below, representing a subscription price (the “Subscription Price”) of US$0.70 per Unit, upon and subject to the terms and conditions set forth in this Subscription Agreement. Each Unit consists of one common share (a “Common Share”) of the Corporation and one quarter of one common share purchase warrant, each whole common share purchase warrant (a “Warrant”) entitling the holder to purchase one additional Common Share (a “Warrant Share”) on the terms and conditions set out in the form of Warrant certificate attached as Schedule B. This subscription is subject to acceptance by the Corporation and, subject to applicable securities laws, may be accepted as to the number of Units subscribed for below or such lesser number as may be determined by the Corporation in its sole discretion.
DATED at ____________________, in the State of ____________________ this __________ day of ____________________, 2006.

(Name of Subscriber — please print)

By:
(Authorized Signature)

(Official Capacity or Title — please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address)

(Telephone Number) (E-Mail Address)

Number of Units:

Aggregate Subscription Price:

Principal’s Name and Address:
Please complete if purchasing as an agent for any other beneficial purchaser and not deemed to be purchasing as principal under applicable securities legislation:

(Name of Principal)

(Principal’s Address)

Registration Instructions:

(Name)

(Account reference, if applicable)

(Address)

Delivery Instructions: Please specify where you would like the Units to be delivered, if different from your address above

(Name)

(Account reference, if applicable)

(Contact)

(Address)

Number of Common Shares Currently Held (excluding those subscribed for herein):

The Subscriber is an Insider of the Corporation	Yes ☐	No ☐

U.S.
Note to Subscriber — you must:
(1)	read this Subscription Agreement and complete the cover page; and

(2)	read and complete Schedule A.
If you are not an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, then you may not subscribe for Units under this Subscription Agreement.
Please return all completed pages by facsimile with the full original by courier to the following address by no later than 4:00 p.m. (Vancouver time), __________, October 4, 2006:
McCarthy Tétrault LLP
777 Dunsmuir Street, Suite 1300
Vancouver, British Columbia
CANADA V7Y 1K2
Attention: Michael Urbani
Tel: (604) 643-7189
Fax: (604) 605-5289

TERMS AND CONDITIONS
OF SUBSCRIPTION
1.	Private Placement. The Subscriber acknowledges that the Units will be issued in connection with the creation, issue and sale of up to 2,000,000 Units by the Corporation on a private placement basis at a Subscription Price of US$0.70 (or the Canadian dollar equivalent) per Unit, for aggregate gross proceeds of approximately US$1,400,000 (the “Offering”).

2.	Subscription for Units. The Subscriber hereby confirms its subscription for and agrees to take up the Units as provided for on the cover page of this Subscription Agreement and acknowledges that this subscription is subject to acceptance by the Corporation and to the fulfilment of certain other terms and conditions by the Subscriber.

3.	Certain Representations, Warranties and Covenants of Subscriber. By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of each beneficial purchaser on whose behalf the Subscriber is acting) further represents, warrants and covenants to the Corporation (which representations, warranties and covenants shall survive the closing of the purchase of the Units) and acknowledges that the Corporation and its counsel are relying thereon that:
(a)	it has been independently advised as to and is aware that applicable securities legislation may impose restrictions on the resale of the Common Shares and Warrants comprising the Units and of the Warrant Shares issuable upon exercise of the Warrants (the Common Shares comprising the Units, and the Warrant Shares are collectively referred to as the “Securities”) and is aware of the risks in purchasing and the other characteristics of the Units and of the fact that it may not be able to resell the Securities except in accordance with the terms and conditions of this Subscription Agreement, applicable securities legislation and regulatory policy;

(b)	it acknowledges and understands that (i) it has been advised to, and should, consult its own legal advisors with respect to applicable restrictions on the resale of the Securities purchased by it, and (ii) it is solely responsible (and the Corporation is not in any manner responsible) for compliance with such restrictions, and (iii) it will comply with such restrictions;

(c)	it acknowledges and understands that the Corporation has the right to accept this subscription offer in whole or in part;

(d)	it is capable of assessing the proposed investment as a result of its financial and investment experience or as a result of advice received from a person registered under applicable securities legislation as an adviser or dealer, other than the Corporation or any affiliates thereof, and is able to bear the economic loss of its investment;

(e)	it acknowledges that it has been encouraged to obtain independent legal, investment and tax advice with respect to its subscription of Units and accordingly has had the opportunity to acquire an understanding of the meanings of all the terms contained herein relevant to the Subscriber for the purpose of giving representations, warranties and covenants under this Subscription Agreement and the transactions contemplated hereunder;

(f)	it has not in connection with the Offering, received, nor has it requested, nor does it have any need to receive, any offering memorandum or similar document describing the business and affairs of the Corporation which has been or appears or purports to have been prepared primarily for delivery to, and review by, prospective subscribers in order to assist them in making an investment decision in respect of the Units;

(g)	the Subscriber was contacted regarding the sale of the Securities by the Corporation and no Units were offered or sold to the Subscriber by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising;

(h)	it is resident in the jurisdiction set out on the cover page of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Units and the Subscriber was solicited to purchase in such jurisdiction. The purchase by and sale to the Subscriber of the Securities and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale has occurred only in such jurisdiction;

(i)	it has properly, executed and delivered to the Corporation, Schedule A (dated as of the date hereof), and the information contained therein is true and correct;

(j)	this Subscription Agreement has been duly and validly executed and delivered by the Subscriber, and, if the Subscriber is not an individual, has been duly authorized by the Subscriber, and, upon acceptance by the Corporation, this Subscription Agreement will constitute a legal, valid and binding contract of the Subscriber enforceable against the Subscriber, and any beneficial purchasers on whose behalf the Subscriber is acting, in accordance with its terms;

(k)	if the Subscriber is a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals and authorizations of directors, shareholders, partners or otherwise have been given and obtained;

(l)	if an individual, it has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;

(m)	it acknowledges and understands that no person has made any written or oral representation (i) that any person will resell or repurchase the Securities; (ii) that any person will refund the purchase price of the Units; and (iii) as to future price or value of the Securities;

(n)	it acknowledges and understands that (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units, (ii) there is no government or other insurance covering the Units, (iii) there are risks associated with the purchase of the Units, (iv) there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities, and (v) the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under applicable securities legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber;

(o)	if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, it will, with respect to this Subscription Agreement, execute, deliver and file or assist the Corporation in obtaining and filing such reports, undertakings and other documents relating to the purchase of the Units by the Subscriber as may be required, including, without limitation, any applicable form referred to in Section 5 hereof;

(p)	it is an accredited investor (“Accredited Investor”) as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “1933 Act”);

(q)	if it is not purchasing as principal, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser for whom it is acting, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to resale or distribution of all or any of the Securities, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Units for whom it may be acting as agent;

(r)	it has indicated each category of Accredited Investor that it satisfies by completing the certificate attached as Schedule A hereto;

(s)	it is purchasing the Securities with the intent of holding the Securities for its own account, not for account or benefit of any other person, for investment purposes only, and not with a view to reselling or otherwise distributing or participating directly or indirectly in any distribution of the Securities in violation of the 1933 Act or any state or provincial securities laws;

(t)	it acknowledges and agrees that the Warrants may not be transferred or assigned;

(u)	it understands and acknowledges that the offer and sale of the Units has not been and will not be registered under the United States 1933 Act, as amended or any state securities laws, and the offer and sale of the Securities are intended to be exempt from registration under the 1933 Act pursuant to the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the representations made by the Subscriber herein;

(v)	it acknowledges that the Securities are “restricted securities” as that term is defined under Rule 144 of the 1933 Act and it agrees that it cannot offer, sell or otherwise transfer, pledge or hypothecate the Securities (other than pursuant to an effective registration statement under the 1933 Act), directly or indirectly unless:
(i)	the sale or transfer is to the Corporation;

(ii)	the sale or transfer is made outside the United States in accordance with the requirements of Rule 904 of Regulation S under the 1933 Act; or

(iii)	the sale is made pursuant to the exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws.
(w)	provided that in the case of subparagraph (iii), a written opinion of legal counsel reasonably satisfactory to the Corporation is addressed and provided to the Corporation, to the effect that the proposed transfer may be effected without registration under the 1933 Act or any applicable state securities laws;

(x)	it consents to the placement of a legend on any certificate or other document evidencing the Securities to the effect that such securities have not been registered under the 1933 Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Subscription Agreement. The Subscriber is aware that the Corporation and its transfer agent will make notations in their appropriate records with respect to the restrictions on the transferability of such securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR (C) WITHIN THE UNITED STATES

IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS IN THE JURISDICTION IN WHICH SUCH SECURITIES ARE OFFERED, SOLD OR OTHERWISE TRANSFERRED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.”

(y)	if it is not a person resident in Canada, the Subscriber is knowledgeable of, or has been independently advised as to the applicable securities legislation in the jurisdiction in which the Subscriber resides, and the subscription for the Units by the Subscriber does not contravene any of the applicable securities legislation in the jurisdiction in which the Subscriber resides and does not give rise to any obligation of the Corporation to prepare and file a prospectus or similar document or to register the Units or to be registered with or to file any report or notice with or to seek any approvals of any nature whatsoever from any governmental or regulatory authority;

(z)	it has no knowledge of a “material fact” or “material change” (as those terms are defined in applicable securities legislation) in the affairs of the Corporation that has not been generally disclosed to the public, other than knowledge of this particular transaction;

(aa)	it acknowledges that the Units are being purchased pursuant to exemptions from the prospectus requirements contained in applicable Canadian securities legislation and, as a result:
(i)	the Subscriber is restricted from using most of the civil remedies available under applicable Canadian securities legislation;

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under applicable Canadian securities legislation; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable Canadian securities legislation;
(bb)	(i) to the best of the Subscriber’s knowledge none of the funds comprising the Subscription Price (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(cc)	the Subscriber covenants to indemnify the Corporation against all losses, claims, costs, expenses and damages or liability which it may suffer or incur, caused or arising from reliance upon the representations, warranties, acknowledgements and covenants of the Subscriber contained herein and the Subscriber further agrees that by accepting the Units, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Date with the same force and effect as if they had been made by the Subscriber at the Closing Date and that they shall survive the purchase by the Subscriber of the Units and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Units.

4.	Closing. The sale of the Units will be completed at the Vancouver offices of the Corporation’s counsel at 9:00 a.m. (Vancouver time) or such other time as the Corporation may determine (the “Closing Time”) on October 6, 2006 or such other date or dates as the Corporation may determine (the “Closing Date”) provided that the Closing Date will occur on or before November 2, 2006 (the “Termination Date”). Prior to the Closing Time, the Subscriber shall deliver to the Corporation’s counsel this Subscription Agreement, duly completed, and the aggregate Subscription Price of the Units subscribed for hereby. The Corporation will deliver the certificates representing the Common Shares and Warrants subscribed for hereby to the Subscriber at the address of the Subscriber set out on the cover page of this Subscription Agreement on or before the day that is five (5) business days from the Closing Date. If the Closing Date does not occur on or before the Termination Date, then the Corporation will deliver the aggregate Subscription Price of the Units subscribed for hereby, without interest thereon, to the Subscriber at the Subscriber’s Address on the cover page of this Subscription Agreement on or before the tenth business day following the Termination Date. The Offering is conditional upon the Corporation obtaining conditional approval from the Toronto Stock Exchange (the “Exchange”) and the Nasdaq Small Cap Market for the Offering.

5.	Delivery of Documentation and Payment of Subscription Price. In order to subscribe for the Units indicated in this Subscription Agreement, the Subscriber shall deliver to McCarthy Tétrault LLP, 777 Dunsmuir Street, Suite 1300, Vancouver, British Columbia, Canada V7Y 1K2 Attention: Michael Urbani, no later than 4:00 p.m. (Vancouver time) on the day that is two (2) business days prior to the Closing Date:
(a)	this completed and duly executed Subscription Agreement (including Schedule A);

(b)	such other documents as may be required by applicable securities legislation, policy statements and orders and the Exchange to permit the issue and sale of the Units pursuant to this Subscription Agreement; and

(c)	a certified cheque, bank draft or wire transfer to the account set out below payable to McCarthy Tétrault LLP, in trust, as counsel to the Corporation, for the aggregate Subscription Price of the Units subscribed for hereby unless alternative arrangements satisfactory to the Corporation and the Subscriber for payment of the aggregate Subscription Price have been made.

Wire Transfer Account
HSBC Bank Canada
Account No.	266944-096
Transit No.	10020
Routing No.	021001088
Swift No.	HKBC CATT
Such funds shall be held in trust and may only be released to the Corporation upon final approval by the Exchange of the private placement contemplated hereby and the receipt of all other required regulatory approvals. In the event that such approvals are not received by the Termination Date, such funds shall forthwith be returned to the Subscriber, at the address set forth on the cover page of this Subscription Agreement, without interest thereon, to the Subscriber at the Subscriber’s Address on the cover page of this Subscription Agreement on or before the tenth business day following the Termination Date.

6.	Accuracy. The Subscriber acknowledges that it has carefully read this Subscription Agreement, and each of the representations and warranties set forth herein will be true and correct both as of the time of execution of this Subscription Agreement and as of the date of acceptance hereof (if accepted) by the Corporation and time of issuance of the Units subscribed for.

7.	Representations, Warranties and Covenants of the Corporation. The Corporation represents and warrants to the Subscriber, and acknowledges that the Subscriber is relying upon such representations and warranties, that:
(a)	the Corporation has the full corporate power and authority to execute and deliver this Subscription Agreement and to issue the Units;

(b)	this Subscription Agreement constitutes a binding obligation of the Corporation enforceable in accordance with its terms;

(c)	the execution and delivery of, and the performance of the terms of, this Subscription Agreement by the Corporation, including the issue of the Units pursuant hereto does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound;
8.	Survival of Representations, etc.: The representations, warranties and covenants of the Subscriber herein are made by the Subscriber with the knowledge and intent that they are being and will be relied upon by the Corporation in connection with the transactions contemplated hereby, including for purposes of determining the suitability of the Subscriber as a purchaser of Units and the availability of prospectus exemptions in connection with the offering and sale to the Subscriber or the beneficial Subscriber, as the case may be, of the Units, and the Subscriber hereby agrees to indemnify the Corporation and each of its directors, officers, employees, agents and control persons against all losses, claims, costs, expenses, damages and liabilities which any of them may suffer or incur caused or arising from any inaccuracy therein or breach thereof. The Subscriber hereby undertakes to notify the Corporation (at the address of the Corporation set forth above) immediately of any change in any representation, warranty or covenant set forth herein or any other information set forth herein relating to the Subscriber that arises prior to the Closing Time. The representations, warranties and covenants contained herein shall survive the closing of the transactions contemplated hereby.

9.	Headings: The division of this Subscription Agreement into paragraphs and the insertion of headings are for convenience of reference only and shall not effect the construction or interpretation of this Subscription Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Subscription Agreement and not to any particular paragraph or any portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, paragraphs and subparagraphs are to sections, paragraphs and subparagraphs of this Subscription Agreement.

10.	Extended Meanings: In this Subscription Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, partnerships, associations, trusts, unincorporated associations and corporations.

11.	Costs and Expenses: All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

12.	Counterparts: This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be executed either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

13.	Currency: Unless otherwise indicated, all references to currency herein are to lawful money of Canada.

14.	Schedules: The schedules attached hereto are incorporated by reference and deemed to be part hereof.

15.	Further Assurances: Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the closing of the transactions contemplated hereby, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Subscription Agreement.

16.	Time of the Essence: Time shall be of the essence of this Subscription Agreement.

17.	Benefit of the Agreement: This Subscription Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

18.	Entire Agreement: This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties hereto other than as expressly set forth in this Subscription Agreement.

19.	Amendments and Waivers: No amendment to this Subscription Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto. No waiver of any breach of any provision of this Subscription Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

20.	Assignment: The terms of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and its respective heirs, executors, administrators, successors and assigns, provided that, except for the assignment by the Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement may not be assigned by either party without the prior written consent of the other party.

21.	Governing Law: This Subscription Agreement is governed by and shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

22.	Attornment: For the purpose of all legal proceedings this Subscription Agreement will be deemed to have been performed in British Columbia and the Courts of British Columbia will have jurisdiction to entertain any action arising under this Subscription Agreement. The parties hereto each hereby attorns to the jurisdiction of the Courts of British Columbia.

23.	Facsimiled Subscription Agreements: The Corporation shall be entitled to rely on delivery by facsimile of an executed copy of this Subscription Agreement, and acceptance by the Corporation of such facsimile copy shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

24.	Personal Information: If an individual, the Subscriber hereby consents to the disclosure of information regarding such individual by the Corporation to the Exchange, and the collection, use and disclosure of such information by the Exchange, in each case to the extent required by, and in accordance with, the rules of the Exchange as in effect from time to time.

ACCEPTANCE
     The undersigned hereby accepts the above subscription as of this __________ day of ____________________, 2006.

SPECTRUM SIGNAL PROCESSING INC.
By:
Signature
Name:

SCHEDULE A
CERTIFICATE OF ACCREDITED INVESTOR
(FOR US INVESTORS)
The Subscriber represents and warrants that he, she or it comes within the category or categories marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. The undersigned agrees to furnish any additional information which the Corporation deems necessary in order to verify the answers set forth below.

______ Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth together with his or her spouse, presently exceeds USD $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities, provided that you deduct any debts you owe. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

______ Category B	The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of USD $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of USD $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

______ Category C	The undersigned is a director or executive officer of the Corporation.

______ Category D	The undersigned is a bank, as defined in Section 3(a)(2) of the 1933 Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of USD $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of USD $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors (describe entity below).

______ Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

______ Category F	The undersigned is either a corporation, partnership, Massachusetts or similar business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of USD $5,000,000. (describe entity below)

______ Category G	The undersigned is a trust with total assets in excess of USD $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under the 1933 Act.

______ Category H	The undersigned is an entity in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this category alone, each equity owner must complete a separate copy of this certificate. (describe entity below)

The undersigned agrees that the undersigned will notify the Corporation at any time on or prior to the Closing Date in the event that the representations and warranties in this certificate shall cease to be true, accurate and complete.

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Printed or Typed Name

Signature of Person Signing	Social Security or Taxpayer I.D. Number

Printed or Typed Name and Title of Person Signing

SCHEDULE B
FORM OF WARRANT CERTIFICATE